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                                                         Exhibit 10.1

                         MASTER SHARE PURCHASE AGREEMENT

              This Agreement dated as of April 7, 1995 is entered into by and among Pioneer Omega, Inc., a Delaware corporation with its registered office at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, USA, acting upon the basis of its charter and represented by Timothy T. Frost, a member of its Board of Directors ("Pioneer"), and First Investment Voucher Fund, a joint stock company of the open type formed under the legislation of the Russian Federation, with its legal address at Trubnikovsky pereulok 21, building 2, acting upon the basis of its charter and represented by M.A. Kharshan, M.Iu. Chebotarev, A.A. Izmailov, and D.S. Paltsev, members of its Board of Directors (the "Fund").

              1.   Subject of Agreement;  Sale of Shares.

                   1.1 Subject of Agreement. The subject of this Agreement shall be to establish the general terms governing the sale by the Fund of shares in the Fund under the separate Share Purchase Agreements to be entered into in accordance with
         Section 1.5 below.

                   1.2 Sale of Shares. The Fund agrees to sell and issue to the Buyers (as defined in Section 1.5 below), and the Buyers agree to purchase an aggregate of 280,000,000 shares of the Fund, having a nominal value of 100 rubles per share. The shares to be purchased by the Buyers (the "Shares") constitute a portion of the 600 million shares of the Fund authorized for issuance under the fourth prospectus of the Fund, which was registered with the State Committee of the Russian Federation for Management of State Property ("GKI") on December 30, 1993 (Code No. 1145-IF-225)(the "Fourth Prospectus").

                   1.3 Purchase Price. The aggregate purchase price (the "Aggregate Purchase Price") to be paid for the Shares shall be Ten Million United States Dollars (US$ 10,000,000).

                   1.4 Use of Proceeds. The Fund will use the proceeds from the sale of the Shares for the purposes set forth in the investment declaration contained in the Fourth Prospectus.

                   1.5 Buyers of Shares. Pioneer has designated one or more legal entities (the "Buyers") which will enter into separate share purchase agreements (the "Share Purchase Agreements") with the Fund at the Closing (as defined below) for the purchase and sale of the Shares. This Agreement shall be the master purchase agreement governing such purchases and sales. The Share Purchase Agreements shall be identical in form and substance to one another and shall indicate only the respective numbers of shares to be purchased by each Buyer and the purchase price therefor. The Share Purchase Agreements shall be governed by the legislation of the Russian Federation.

                   1.6 Closing. The closing (the "Closing") of the purchase and sale of the Shares shall take place at the offices of Pioneer Investments, Ogaryova 5, Moscow, Russia at 10:00 am on or about April 11, 1995, or at such other time, date and place as are mutually agreeable to the Fund and Pioneer (the "Closing Date"). If at Closing any of the conditions specified in Article 4 or 5 shall not have been fulfilled, Pioneer or the Fund, as the case may be, may, at its election, terminate this Agreement without thereby waiving any rights it may have by reason of such failure or such non-fulfillment.

              2. Registration of Shares. The Shares shall be issued to the Buyers against payment to the Fund of the Aggregate Purchase Price, by bank transfer to the account of the Fund or other method acceptable to the Fund. At the Closing, the Fund shall instruct the joint stock company of the closed type Depository RINACO ("RINACO"), which serves as the transfer

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         agent and registrar for the Fund's shares, to deposit the
         Shares into special escrow accounts for exclusive purchase by the Buyers, pursuant to the Share Purchase Agreements, pending confirmation by the Fund's bank that payment has been received into the Fund's account. Immediately upon confirmation of such payment, the Fund shall cause RINACO to record on the share records of the Fund the Buyers' ownership of the Shares and to deliver to each of the Buyers one or more share certificates representing the aggregate number of Shares purchased by such Buyer, registered in the name of such Buyer.

              3.   Representations of the Parties.

                   3.1 Representations of the Fund. Subject to and except as disclosed by the Fund in Exhibit I to this Agreement, the Fund represents and warrants to Pioneer as follows:

                        3.1.1 Organization and Standing. The Fund is a joint stock company of the open type properly organized and registered in accordance with the legislation of the Russian Federation. The Founders Agreement and Charter of the Fund were registered by the Moscow Registration Chamber on September 30, 1992, Registration No. 17171, and such registration has not been revoked. The Fund has full corporate power and authority to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement. The Fund has furnished to Pioneer true and complete copies of its Founders Agreement and of its Charter, as amended to date and presently in effect. On December 11, 1992, the Fund was issued a license (Registration No. 12) by the GKI to operate as a specialized privatization investment fund accumulating vouchers from the public. On October 14, 1994, the Fund was issued a renewed license (Registration No. 12) by the GKI to operate on the securities market as an investment fund. The Fund has not received any notice from GKI that such license has been suspended or revoked.

                        3.1.2     Capitalization.  The Fund has the
         following share capitalization:

                             (A)  Initial authorized fund of 50,000
         shares, nominalvalue 1,000 rubles per share, authorized for issuance by the Charter of the Fund and registered under the prospectus (contained in the Charter) approved by GKI on May 12, 1993 (Code No. 1145-IF-133) (the "First Prospectus"), all of which shares have been issued, distributed and paid in;

                             (B)  10 million shares, nominal value 1,000
         rubles per share, registered under the prospectus approved by GKI on December 30, 1992 (Code No. 1145-IF-004)(the "Second Prospectus"), all of which shares have been issued, distributed and paid in;

                             (C)  30 million shares, nominal value 1,000
         rubles per share, registered under the prospectus approved by GKI on May 12, 1993 (Code No. 1145-IF-134) (the "Third Prospectus"), of which 15,000,000 shares have been issued, distributed and paid in, and the remaining portion of which shares were not issued and may not in the future be issued; and

                             (D)  600 million shares, nominal value 100
         rubles per share, registered under the Fourth Prospectus approved by GKI on December 30, 1993, approximately 18,750,000 of which have been or, prior to the Closing, will have been, issued, distributed and paid in, and the remaining portion of which are available for issuance to the Buyers under the Share Purchase Agreements.

         All of the issued shares of the Fund have been duly authorized for issuance by the shareholders of the Fund and registered by GKI, have been validly issued and distributed and are paid in.

         Except as provided in this Agreement or as set forth on Exhibit I, (i) no option or other right to purchase or acquire any shares of the Fund is authorized, (ii) the Fund has no obligation (contingent or otherwise) to issue any option or other such right or to issue or distribute to holders of any of its shares any assets of the Fund, and (iii) the Fund has no
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         obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its shares or to pay any dividend or make any other distribution in respect of its shares.

                        3.1.3     Securities Legislation Compliance.
         All of the issued shares of the Fund have been offered, issued and sold by the Fund in compliance with applicable Russian securities legislation, rules and regulations. Each of the First, Second and Third Prospectuses contained all material information required to be contained in such prospectuses under the legislation of the Russian Federation and all information contained in such prospectuses was correct in all material respects. The Fourth Prospectus contains all material information required to be contained in such prospectus under the legislation of the Russian Federation and all information contained in the Fourth Prospectus is true and correct in all material respects.

                        3.1.4     Shareholder List and Agreements.
         RINACO has provided to Pioneer a correct and complete list of the 1000 largest shareholders of the Fund as of April 8, 1995 showing the number of shares of the Fund held by each such shareholder asof such date. RINACO has also provided to Pioneer a description of the approximate distribution of the remaining shares of the Fund. Such list and such description are correct and complete in all material respects. Except as provided in this Agreement, there are no agreements, written or oral, between the Fund and any of its shareholders or, to the best of the Fund's knowledge, among any of its shareholders, relating to the acquisition, disposition or voting of the shares of the Fund, other than proxies registered to RINACO, information about which will be provided to Pioneer at the Closing. The share transfer records of the Fund maintained by RINACO are complete and correct and reflect all issuances, transfers, repurchases and cancellations of shares of the Fund. The depository records of the Fund maintained by RINACO are complete and correct and reflect all purchases or other acquisitions and all sales or other dispositions of securities by the Fund.

                        3.1.5 Authority for Agreement; Issuance of Shares. The execution and performance by the Fund of this Agreement and the Share Purchase Agreements with the Buyers, the sale and issuance of the Shares in accordance with this Agreement and the Share Purchase Agreements and the consummation by the Fund of the transactions contemplated by this Agreement and the Share Purchase Agreements, have been duly authorized by all necessary corporate action. This Agreement and the Share Purchase Agreements have been duly executed by the Fund and constitute valid and binding obligations of the Fund enforceable in accordance with their respective terms. The execution of, and performance of the transactions contemplated by, this Agreement and the Share Purchase Agreements and compliance with their provisions by the Fund do not violate any provision of Russian Federation legislation and do not conflict with or result in any breach of any of the terms of, or constitute a default under, or require a consent or waiver under, the Charter (as amended to date) of the Fund or any agreement to which the Fund is a party or by which it or any of its properties is bound, or any decree, judgment, order, statute, rule or regulation applicable to the Fund. Exhibit I sets forth a complete list of all consents and approvals of third parties and all filings with Russian governmental agencies or authorities that are required in connection with the consummation by the Fund of the transactions contemplated by this Agreement. When the Buyers have paid for the Shares and the Shares have been issued and sold to the Buyers in accordance with the provisions of this Agreement, the Shares will be validly issued and paid in.

                        3.1.6     Litigation.  Except as set forth in
         Exhibit I, there is no action, suit or proceeding, arbitration proceeding or governmental inquiry or investigation, pending, or, to the best of the Fund's knowledge, any material basis therefor or material threat thereof, against the Fund, Investment Company Dom ("DOM") or any other entity in which the Fund holds any direct or indirect ownership interest or with which the Fund has or had a joint activity or similar
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         agreement, which action, suit, proceeding, arbitration
         proceeding or governmental inquiry or investigation, if determined adversely to such party, could have a material adverse effect upon the Fund or its assets.



                        3.1.7     Investment Portfolio; Other
         Investments; Bank Accounts and Cash.

                             (A)  A list of all investments held by the
         Fund, directly or indirectly, as of April 7, 1995, certified by RINACO, is attached to and made a part of Exhibit I. Except as set forth on Exhibit I, since the date of such list, the Fund has not sold or otherwise disposed of any of the investments shown on such list nor purchased any additional securities or other interests. The Fund is the legal and record owner of all of the shares and other ownership interests indicated on such list, free and clear of all restrictions, liens and encumbrances. All such shares or other ownership interests are fully paid in. The Fund has no outstanding commitments, agreements or understandings with respect to the sale or other disposition of any such shares or ownership interests or with respect to the purchase or other acquisition of any other shares or ownership interests, except for the commitments described in Exhibit I.

                             (B)  Exhibit I sets forth a list of all
         cash and liquid investments of the Fund which indicates the amount and location of all bank deposits, GKOs, bills of exchange, hard currency and ruble futures contracts and similar holdings of the Fund as of April 7, 1995. Such list indicates the rate of interest or return payable on each such holding and all other material terms governing such holdings. Except as set forth in Exhibit I, the Fund has no reason to question the security of any of the holdings. Since the date of such list, there has been no material change in the balance of any cash deposit or other cash-equivalent amount shown on such list. Other than the diversion by unknown parties of the sum of US$
         1.5 million from the account of the Fund at Russian National Credit Bank in December, 1994, to the knowledge of the Fund, no funds have at any time been improperly removed from any account of the Fund holding cash or other liquid investments.

                        3.1.8 Joint Activity Agreements. Exhibit I sets forth a list and description of all joint activity agreements to which the Fund is now, or has ever been, a party. The Fund has provided to Pioneer copies of all such joint activity agreements, and all amendment to such joint activity agreements, and has disclosed to Pioneer all relevant information relating to the joint activity thereunder. The financial books and records of the Fund provided to Pioneer accurately reflect all activities under the joint activity agreements.

                        3.1.9     Financial Statements.

                             (A)  The Fund has previously delivered to
         Pioneer the audited balance sheet of the Fund as of December 31, 1994 (the "Audited Balance Sheet") and the related income and loss statements for the fiscal year then ended (collectively, the "Audited Financial Statements"). The Fund has also previously delivered to Pioneer the unaudited balance sheet of the Fund as of March 31, 1995 (the "Current Balance Sheet") and the related income and loss statements for the three-month period then ended (collectively, the "Current Financial Statements"). The Audited Financial Statements and the Current Financial Statements (collectively, the "Financial Statements") have beenprepared in accordance with accounting procedures established by Russian Federation legislation, consistently applied, and, in the case of the Audited Financial Statements, have been certified without qualification by the Fund's independent accountants, and, in the case of the Current Financial Statements, have been certified by the Fund's chief accountant.

                             (B)  The Financial Statements fairly
         present, as of their respective dates, the financial condition,
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         retained earnings, assets and liabilities of the Fund and the results of operations of the Fund's business for the periods indicated. The amounts shown as accrued for current and deferred income and other taxes in the Financial Statements are sufficient for the payment of all accrued and unpaid income, value added, securities transfer, property and other taxes of whatever sort and for all periods prior to and including the periods shown, plus all interest, penalties, assessments or deficiencies applicable to the Fund, whether disputed or not, for the applicable period then ended and all prior periods.

                        3.1.10 Absence of Undisclosed Liabilities. Except as and to the extent (a) reflected and reserved against in the Current Balance Sheet, (b) set forth on Exhibit I, or
         (c) incurred in the ordinary course of business after the date of the Current Balance Sheet and not material in amount, either individually or in the aggregate, the Fund has no liability or obligation, whether accrued, absolute, contingent, unasserted or otherwise, which is material to the condition (financial or otherwise) of the assets, properties, business or prospects of the Fund.

                        3.1.11    Taxes.  The Fund has filed all tax
         returns which are required to be filed by it, such returns are true and correct and all taxes shown thereon to be due have been timely paid with exceptions not material to the Fund. Except for the current inspection by the State Tax Inspectorate for the No. 8 Central Administrative District of A/O NIKA Inc. ("NIKA Inc.") and Investment Company NIKA ("NIKA Invest"), which are or were parties to certain joint activity agreements with the Fund and which inspection could consequently have a material adverse effect upon the Fund, no controversy with respect to taxes of any type is pending or, to the best of the Fund's knowledge, threatened, concerning the Fund, DOM or any party with which the Fund now has or has had a joint activity agreement.

                        3.1.12 Fixed Assets. The Fund has good title to all of its fixed assets, including all fixed assets reflected in the Current Balance Sheet, except those disposed of since the date of the Current Balance Sheet in the ordinary course of business, and none of such assets is subject to any pledge, lien, security interest, lease, charge or encumbrance other than those the material terms of which are described in the Current Balance Sheet or in Exhibit I.


                        3.1.13 Personal Property. Exhibit I lists all items of tangible personal property owned by the Fund having either a net book value or an estimated fair market value in excess of five million rubles; or not owned by the Fund but in thepossession of or used in the business of the Fund (collectively, the "Personal Property"); and a description of the owner of, and any agreement relating to the use of, each item of Personal Property not owned by the Fund.

                        3.1.14 Intellectual Property. Except as set forth on Exhibit I, the Fund has not registered, or applied for registration of, any intellectual property rights, including trade secrets, know-how, patents, trade names, trademarks and trade names (collectively, "Intellectual Property"). All items of Intellectual Property now used by the Fund are either owned by the Fund or used by the Fund under license from or with the permission of a third party. The Fund is not aware of any claims by third parties that the Fund is using any Intellectual Property of such third party without permission or in violation of such third party's rights.

                        3.1.15 Leases. Exhibit I lists all leases of real property to which the Fund is a party.

                        3.1.16    Insurance.  Exhibit I lists all
         insurance policies maintained by the Fund.

                        3.1.17    Material Contracts and Obligations.
         Exhibit I lists all material obligations, whether written or oral, to which the Fund is a party or by which it is bound, including (a) each agreement which requires future expenditures by the Fund in excess of the ruble equivalent of US$25,000,
         (b) all employment and consulting agreements, management agreements, employee benefit, bonus, pension, profit-sharing, and similar plans and arrangements, and distributor, broker/ dealer and similar agreements (a standard form of employment agreement, together with a list of subject employees and salary data is attached to Exhibit I) and (c) any agreement with any shareholder, officer or director of the Fund, or any affiliate or associate of such persons. All agreements listed elsewhere in Exhibit I are deemed to be included in the list of material contracts without specific reference thereto.

                        3.1.18 Absence of Changes. Since the date of the Current Balance Sheet, there has been no material adverse change in the condition, financial or otherwise, net worth or results of operations of the Fund, other than changes occurring in the ordinary course of business which changes have not, individually or in the aggregate, had a materially adverse effect on the business, prospects, assets or condition, financial or otherwise, of the Fund.

                        3.1.19 Books and Records. The minute books of the Fund contain complete and accurate records of all meetings and other corporate actions of its shareholders and its Board of Directors and committees thereof.

                        3.1.20    Indebtedness to and from Officers,
         Directors and Shareholders. The Fund is not indebted, directly or indirectly, to any person who is an officer, director or shareholder of the Fund or to any affiliate of any such person other than for salaries for services rendered or reimbursable business expenses, all of whichhave been reflected on the Current Financial Statements, and no such officer, director, shareholder or affiliate is indebted to the Fund.

                        3.1.21 Management Agreements. The Management Agreements between the Fund and DOM Investment Company, dated December 25, 1992, as amended, between the Fund and M. Chebotaryov, dated December 25, 1992, and between the Fund and AOZT Management Company ("KUIF"), dated March 27, 1995, were in full force and effect prior to the Closing Date. DOM, Mr. Chebotaryov and KUIF have all licenses, permits and approvals necessary to act as managers of a specialized privatization investment fund and have made all necessary filings with GKI and other Russian Federation governmental authorities. The aggregate management fees paid to DOM, Mr. Chebotaryov and KUIF during all periods when they have served as managers for the Fund have not exceeded during any period or in the aggregate applicable limitations on the management fees payable by specialized privatization investment funds according to Russian legislation in force. The Management Agreements between the Fund and DOM, Mr. Chebotaryov and KUIF have been approved by the shareholders of the Fund and filed with the GKI, in accordance with applicable Russian Federation legislation.

                        3.1.22 Depository Agreement. The Depository Agreement dated December 25, 1992, as amended, between the Fund and RINACO is in full force and effect. RINACO qualifies as a depository under applicable rules and regulations and has all licenses, permits and approvals necessary for it to serve as a transfer agent and registrar and depository for a specialized privatization investment fund.

                        3.1.23 Compliance with Legislation. The Fund is not in violation of any legislation, regulation or ordinance, the violation of which could have a material adverse effect on the Fund.

                        3.1.24 Disclosures. Neither this Agreement nor any Exhibit hereto, nor any document furnished to Pioneer by the Fund in connection with the transactions contemplated by this Agreement, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in this Agreement or in such other document not misleading. The Fund knows of no information or fact which has or would have a material adverse effect on the business, prospects, assets or condition, financial or otherwise, of the Fund which has not been disclosed in Exhibit I.

                   3.2 Representations of Pioneer. Pioneer represents and warrants to the Fund as follows:

                        3.2.1 Organization and Standing. Pioneer is a corporation duly organized and in good standing under the laws of the State of Delaware, USA. Pioneer has full corporate power and authority to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement.

                        3.2.2     Authority for Agreement.  The
         performance by Pioneer of this Agreement and the consummation by Pioneer of the transactions contemplated by this Agreement have been approved by the Board of Directors of Pioneer and have been duly authorized by all necessary corporate action. This Agreement has been duly executed by Pioneer and constitutes the valid and binding obligation of Pioneer enforceable in accordance with its terms. The execution of, and performance of the transactions contemplated by, this Agreement and compliance with its provisions by Pioneer will not conflict with or result in any breach of any of the terms of, or constitute a default under, or require a consent or waiver under, the Certificate of Incorporation and By-laws (each as amended to date) of Pioneer.

              4. Conditions to the Obligations of Pioneer. The obligation of Pioneer to cause the Buyers to purchase the Shares at the Closing is subject to the fulfillment, or the waiver by Pioneer, of each of the following conditions on or before Closing:

                   4.1 Accuracy of Representations and Warranties. Each representation and warranty of the Fund contained in
         Section 3.1 shall be true on and as of the Closing Date with the same effect as though such representation and warranty had been made on and as of that date.

                   4.2  Fund Shareholder Approval.  At the Annual
         General Meeting, a majority of the Fund shareholders represented in person or by proxy at such meeting (excluding proxies held by the Fund's Board of Directors) shall have approved each of the following:

                        (A) the indirect purchase by Pioneer, through its subsidiaries, of an aggregate of 280,000,000 shares of the Fund; and

                        (B) the purchase price being paid by Pioneer, through its subsidiaries, for the Shares; and

                        (C) the Management Agreement between the Fund and KUIF.


                   4.3 Certificates and Documents. The Fund shall have delivered to Pioneer:

                        4.3.1     Copies of the Charter (ustav) and
         Founders Agreement (uchreditel'ny dogovor) of the Fund, each as amended and in effect as of the Closing Date.

                        4.3.2 Copy of the current license issued by GKI for the Fund to operate as an investment fund.

                        4.3.3 Copies of the Second, Third and Fourth Prospectuses, each as registered with the GKI.
                        4.3.4 Copies of the GKI licenses of DOM, Mr. Chebotaryov and KUIF to act as managers of the Fund.

                        4.3.5 Copies of the management agreements between the Fund and each of DOM, Mr. Chebotaryov and KUIF.

                        4.3.6 Copy of Depositary Agreement between the Fund and RINACO.

                   4.4 Agreement for the Purchase of KUIF. All conditions to closing under the agreement dated April 7, 1995 between DOM and Pioneer, providing for the sale of KUIF to Pioneer's wholly-owned subsidiary, Pioneer First Russia, Inc. ("PFR"), shall have been satisfied or waived by the appropriate party, and DOM and Pioneer shall have each certified to the other in writing that all such conditions to its obligations to proceed with such transaction have been satisfied or waived.

              5. Conditions to the Obligation of the Fund. The obligation of the Fund to sell shares to the Buyers at the Closing is subject to the fulfillment, or the waiver by the Fund, of the following conditions on or before Closing.

                   5.1 Accuracy of Representations and Warranties. Each representation and warranty of Pioneer contained in
         Section 3.2 shall be true on and as of the Closing Date with the same effect as though such representation and warranty had been made on and as of that date.

                   5.2  Fund Shareholder Approval.  At the Annual
         General Meeting, a majority of the Fund shareholders represented in person or by proxy at such meeting (excluding proxies held by the Fund's Board of Directors) shall have approved the sale of the Shares to the Buyers.

                   5.3 Agreement for the Purchase of KUIF. All conditions to closing under the agreement dated April 7, 1995 between DOM and Pioneer, providing for the sale of KUIF to PFR, shall have been satisfied or waived by the appropriate party, and DOM and Pioneer shall have each certified to the other in writing that all such conditions to its obligations to proceed with such transaction have been satisfied or waived.

              6.   Indemnification

                   6.1 Indemnification. The Fund agrees to indemnify and hold harmless Pioneer from and against all claims, damages, losses, liabilities, costs and expenses (including settlement costs and any legal, accounting or other expenses for investigating or defending any actions or threatened actions) (collectively, the "Losses") in connection with each and all of the following:

                        (a)  any misrepresentation or breach of any
         representation or warranty made by the Fund in this Agreement;
                        (b) any breach of any covenant, agreement or obligation of the Fund contained in this Agreement, or any other agreement, instrument or document contemplated by this Agreement;

                        (c)  any misrepresentation contained in any
         statement, certificate, schedule or attachment furnished by the Fund pursuant to this Agreement or in connection with the transactions contemplated by this Agreement;

                        (d)  any violation by the Fund of, or any
         failure by the Fund to comply with, any legislation, ruling, order, decree, regulation or permit requirement applicable to the Fund, its assets or its business, whether or not any such violation or failure to comply has been disclosed to Pioneer; and

                        (e)  any tax liability of the Fund incurred
         prior to or related to activities that occurred prior to the Closing outside of tax liabilities or obligations incurred in the normal and regular course of business.

                   6.2 Claims for Indemnification. Whenever any claim shall arise for indemnification under this Section 6, Pioneer shall promptly notify the Fund of the claim and, when known, the facts constituting the basis for such claim. In the event of any such claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a third party, the notice shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom.

                   6.3  Survival of Representations.  All
         representations and warranties made by the Fund in this

         Agreement, or in any instrument or document furnished in connection with this Agreement or the transactions contemplated hereby, shall survive the Closing and any investigation at any time made by or on behalf of Pioneer.

              7. Arbitration. In the event of any dispute between the parties with respect to any matter covered by this Agreement, the parties shall first use their best efforts to resolve such dispute among themselves. If the parties are unable to resolve the dispute within 30 calendar days after the commencement of efforts to resolve the dispute, the dispute may be submitted by either party for final settlement by arbitration, which shall be the sole means of resolving unreconciled disputes between the parties under this Agreement. Any such arbitration shall be conducted on an ad hoc basis in London, England, in the English language under the UNCITRAL Rules by a single arbitrator appointed in accordance with such rules by the London Court of International Arbitration. The prevailing party in any arbitration shall be entitled to an award of reasonable attorneys' fees incurred in connection with the arbitration. The non-prevailing party shall pay such fees, together with the fees of the arbitrator and the costs and expenses of the arbitration. Any arbitration award may be entered in and enforced by any court having jurisdiction over such matter or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be. Notwithstanding the foregoing, the parties shall be entitled to seek injunctive relief or other equitable remedies from any court of competent jurisdiction.

              8. Governing Legislation. This Agreement shall be governed by and construed in any arbitration or enforcement proceeding in accordance with the legislation of the Commonwealth of Massachusetts, United States of America, without giving effect to the conflict of law provisions thereof.

              9. Counterparts; Governing Language. This Agreement has been executed in two counterparts in the English language, each of which shall be deemed to be an original, but both of which shall be one and the same document, and two counterparts in the Russian language, each of which shall be deemed to be an original, but both of which shall be one and the same document. This Agreement was prepared in English and translated into Russian. All reasonable efforts were made to ensure that the Russian translation corresponds in substance and in form to the English original. In the event that there shall be any discrepancy between the language in the Russian and English language versions of the Agreement, the English language version shall prevail.

              10. Force Majeure. Neither party to this Agreement shall be liable for delay or failure in the performance of any of its obligations under this Agreement due to causes beyond its control, including but not limited to acts of God or a public enemy, acts or any order of a governmental or military authority, fire or other casualty, floods or other natural disasters, embargoes, explosions, enemy or hostile governmental action, civil insurrection, revolution, sabotage or similar conditions, delay caused by a communications, document delivery, wire transmission of funds or similar service, or governmental delay in processing or approving any necessary application, license or other permit. If such delay occurs, the party whose performance is delayed shall give immediate notice thereof to the other party and such other party may elect to terminate this Agreement or to extend the period for performance by a number of days equal to the duration of the delay; provided that at any time during the continuation of any such delay the party that has authorized extension of the period for performance may deliver notice of cancellation of the Agreement.

              11.  Miscellaneous.

                   11.1 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and permitted assigns. The rights and obligations of the parties under this Agreement may not be assigned, except that Pioneer may assign its rights and obligations (or portions thereof) in accordance with Section 1.5.

                   11.2 Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be delivered by hand or sent by international courier:

              If to the Fund, at Trubnikovsky pereulok 21, building 2, Moscow, Russian Federation, Attention: Chairman, or at such other address as may have been furnished in writing by the Fund to Pioneer;

              If to Pioneer, care of The Pioneer Group, Inc., 60 State Street, Boston, Massachusetts 02109, USA, Attention:
              President, or at such other address as may have been furnished to the Fund in writing by Pioneer.

         Notices provided in accordance with this Section 11.2 shall be deemed delivered upon personal delivery or three business days after deposit with a courier service.

                   11.3 Entire Agreement. This Agreement and the Share Purchase Agreements embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter, including without limitation the Agreement on Obligations of the Parties in Preparation for Closing, dated October 29, 1994, as amended, between the Fund and The Pioneer Group, Inc., which assigned all of its rights under such agreement to Pioneer.

                   11.4 Amendments. This Agreement may be amended only by a written instrument signed by Pioneer and the Fund.

                   11.5   Severability.  The invalidity or
         unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                                       FIRST INVESTMENT VOUCHER FUND:


                                       /s/ M.A. Kharshan
                                       __________________________________
                                       M.A. Kharshan
                                       Chairman, Board of Directors

                                       /s/ M.Iu Chebotarev
                                       __________________________________
                                       M.Iu. Chebotarev
                                       Member, Board of Directors

                                       /s/ A.A. Izmailov
                                       __________________________________
                                       A.A. Izmailov
                                       Member, Board of Directors

                                       /s/ D.S. Paltsev
                                       __________________________________
                                       D.S. Paltsev
                                       Member, Board of Directors

                                       PIONEER OMEGA, INC.

                                       /s/ Timothy T. Frost
                                       ________________________________
                                       Timothy T. Frost, Vice President

            Exhibit I

            3.1.2  Capitalization

            The Board of Directors of the Fund will recommend to the Fund's shareholders at the Annual Meeting of Shareholders to be held on April 8, 1995, that the Fund declare and pay to shareholders of record on April 8, 1995 a dividend with respect to fiscal year 1994 equal to 50 % of nominal value per share (i.e., 50 rubles per 100 ruble share) for each share held on that date.


            3.1.5  Authority for Agreement; Issuance of Shares

            The Fund must file notifications following the Closing with the Ministry of Finance of the Russian Federation to report the sales of shares to Luscinia, Inc. and Theta Enterprises, Inc.

            3.1.6. Litigation

            (a) Claim on the sum of 236,280,000 rubles sent by letter dated July 1, 1994 No. 100 [Cyrillic yu r] by the Fund against Joint-Stock Commercial Bank VIZ-BANK and Closed Joint Stock Company Ural-Invest-Center for return of a deposit made by the Fund in VIZ-BANK of 100,000,000 rubles plus interest pursuant to Fixed-Date Deposit Agreement, dated November 26, 1993, and expiring on April 9, 1994.

            Notice of claim by the Fund to the Arbitration Court of the Sverdlovsk Region No. 43 [cyrillic yu r], dated October 10, 1994, for the recovery of the claim in the amount of 236,280,000 rubles from Joint Stock Commercial Bank VIZ-BANK for a deposit made by the Fund in the amount of 100,000,000 rubles plus interest and compensation of the expenses for state duties in the amount of 6,025,600.

            Award of Sverdlovsk Region Arbitration Court dated February 15, 1995 ordering payment of 582,180,889 rubles to the Fund.

            (b) Claim for damages reimbursement and duties of proper execution of obligations under Contract # 352/94 of August 4, 1994 for the amount of 245, 000 US dollars (in Russian rubles at MICEX rate on the day of claim execution by the Fund) sent by letter dated September 21, 1994 by Joint Stock Company "Troika Dialog" against the Fund. [This claim has been rejected by the Arbitration court but the Fund is awaiting written confirmation.]

            Claim for damages and severance of contract based on Troika Dialog's breach of Contract #352/94, sent by letter dated October 20, 1994 by the Fund against Troika Dialog. [This claim has been postponed.]

            3.1.7 Investment Portfolio; Other Investments; Bank Accounts and Cash.

            1.  First Voucher Bank

             Closed joint stock company with charter capital of 4 billion rubles, common stock of 100,000 ruble face value, held as follows:

                          Company             Amount (thousand    Number of % of
                                              rubles)             shares    Charter
                                                                            Capital
                          Closed Joint Stock  1,204,000           12,040    30.1
                          Company "Investment
                          Company NIKA"
                          Closed Joint Stock  1,400,000           14,000    35.0
                          Company DOM
                          Krazross              300,000            3,000     7.5
                          Chief Center of       100,000            1,000     2.5
                          Highway Postal
                          Deliveries (GTsMPP)
                          First Investment      996,000            9,600    24.9
                          Voucher Fund

            2.  First Company/First Port

             Closed joint stock company with authorized capital of
            2,000,000 rubles, nominal value of 10,000 rubles per share, held as follows:
                          Company        Amount         Number of      % of Charter
                                         (roubles)      Shares         Capital
                          First          1,000,000      10,000         50%
                          Investment
                          Voucher Fund
                          Limited        1,000,000      10,000         50%
                          Partnership
                          "Stock Service
                          Ltd."

            First Company has formed First Port held 50% by First Company and 50% by Nakhodka Fishing Port. First Company won the tender for 38% of the shares in the Nahodka fishing port.
            The Fund estimates it will invest approximately 5 billion rubles in upgrading the Port after the tender. The other partner in First Company will contribute an equal amount.

             3.  First Print Yard
                          Company        Amount ($)     Number of      % of Charter
                                                        Shares         Capital
                          First          200,000        200            25%
                          Investment

                          Voucher Fund
                          AO NKTs MARSEZ 600,000        600            75%


             3.1.8 Joint Activity Agreements


            (a) 1.  NIKA Inc.

            Joint Activities Agreement No. SD-1, dated October 3, 1993, between the Fund and NIKA, Inc. whereby vouchers and cash are deposited in the joint activity agreement to be used to purchase shares and pay the expenses of the Fund, as amended by:

                 Transfer Acceptance Act No. 1, dated October 4, 1993,
            whereby the Fund transferred 334,447 vouchers valued at 20,000 rubles each for a total of 6,688,940,000 rubles.
                 Transfer Agreement Act No. 2, dated October 4, 1993,
            whereby NIKA, Inc. transferred 5,816 vouchers valued at 11,501 rubles for a total of 66,889,400.
                 Additional Agreement No. 1-SD, dated October 11, 1993,
            increasing the Joint Activities Agreement (JA) contribution to 10,355,829,400 rubles.
                 Act attached to Agreement SD-1, dated October 11, 1993,
            transferring 200,000 vouchers valued at 18,000 rubles for a total of 3,600,000,000 rubles.
                 Additional Agreement No. 2-SD, dated October 15, 1993,
            reducing the JA contribution to 3,666,889,400 rubles.
                 Act Attached to Additional Agreement No. 2-SD, dated
            October 15, 1993, transferring 334,447 vouchers valued at 20,000 rubles each for a total of 6,688,940,000.
                 Additional Agreement No. 3-SD, dated October 25, 1993,
            reducing the JA assets to 3,285,939,400.
                 Act Attached to Additional Agreement No. 3-SD
            transferring 380,950,000 to TOO "MGK".
                 Additional Agreement No. 4-SD, dated November 3, 1993,
            increasing the JA contribution to 9,040,167,150 rubles.
                 Act Attached to Additional Agreement No. 4-SD, dated
            November 3, 1993, transferring 200,000 vouchers for the amount of 5,570,000,000 rubles and 4,450 vouchers for the amount of 184,227,750 rubles.
                 Additional Agreement No. 5-SD, dated November 4, 1993,
            reducing the JA assets to 4,790,167,150 rubles.
                 Act Attached to Additional Agreement No. 5-SD, dated
            November 8, 1993, transferring 3,000,000,000 rubles and 1,250,000,000 rubles to TOO "MGK".
                 Additional Agreement No. 6-SD, dated November 14, 1993,
            reducing the JA contribution to 4,532,250,150 .
                 Act Attached to Additional Agreement No. 6-SD, dated
            November 26, 1993, paying the Fund's expenses.
                 Additional Agreement No. 7-SD, dated December 5, 1993,
            reducing the JA assets to 4,405,524,150.
                 Act Attached to Additional Agreement No. 7-SD, dated
            December 22,1993, transferring 24,000,000 rubles to "Novator" Ltd., and 5,707 vouchers valued at 18,000 rubles each to the

            Fund's account at Cash Union.
                 Additional Agreement No. 8-SD, dated December 28, 1993,
            distributing all revenues from the JA from October 3, 1993 to December 31, 1993 to the Fund as 16,902 vouchers for 304,236,000 rubles and 3,289 voucher for 91,621,325.
                 Act on distribution of revenue, dated December 31, 1993. Additional Agreement No. 9-SD, dated January 2, 1993, reducing the JA assets to 3,068,604,425 and reimbursing the assets to the fund in the form of 35,000 vouchers for 406,000,000 rubles; 88,991 vouchers for 2,478,352,175 and
            4,450 vouchers for 184,252,250
                 Transfer-Acceptance Act attached to Agreement No.   9-
            SD, dated January 12, 1994, transferring 128,441 vouchers for 3,068,604,425.
                 Additional Agreement  No. 10-SD, dated January 25, 1994,
            reducing the JA assets by 94,132,000 rubles: 50,000,000 transferred to MBO "Orgbank" and 44,132,000 transferred to JSC "Smolensky Center Delovyh Krugov".
                 Additional Agreement  No. 11-SD, dated February 2, 1994,
            reducing the JA assets by 102,857,900 for payment of the Fund's expenses.
                 Additional Agreement  No. 12-SD, dated February 23,
            1994, reducing the JA assets by 105,897,924 for payment of the Fund's expenses.
                 Additional Agreement  No. 13-SD, dated February 2, 1994,
            reducing the JA assets by 3,536,526 for payment of the Fund's expenses.
                 Additional Agreement No. 15-SD, dated July, 7, 1994,
            increasing the JA assets by 410,555,680 as a result of contribution by Nika Inc. of the following stocks: 13,240 shares in AO "Arnest", 82,144 shares in AO "Narzan", 5,600 shares in AOOT NITI-Tesar, 6,000 shares in AO "IBC", and contribution by the Fund of 11,500 shares in Novosibirsk Chemical Concentrates Plant.
                 Notification addressed to Nika Inc from Omega, dated
            July, 11, 1994 on the sale of Novosibirsk Chemical Concentrates Plant shares and increase of the Fund indebtedness to the joint activity in the amount of 199,400,000.
                 Additional Agreement No. 16-SD, dated September, 26,
            1994, reducing the JA assets by 360,555,680 by transferring to the Fund 13,240 shares in AO "Arnest", 82,144 shares in AO "Narzan", 5600 shares in AOOT NITI-Tesar, 6000 shares in AO "IBC".
                 Transfer-Acceptance Act attached to Additional Agreement
            No. 16-SD, dated September, 26, 1994, whereby the following shares were transferred to the Fund: 13,240 shares in AO "Arnest", 82,144 shares in AO "Narzan", 5600 shares in AOOT NITI-Tesar, 6000 shares in AO "IBC".
                 Additional Agreement No. 17-SD, dated September, 30,
            1994, distributing the profit from the JA for the third quarter of 1994. All profit in the amount of 113,232,244 was distributed to the Fund and offset against Fund's indebtedness to the JA.
                 Additional Agreement No. 18-SD, dated September, 30,
            1994, closing JA and ruling withdrawal of assets from JA.

            2.  Investment Company NIKA

            Joint Activities Agreement No. SD-2, dated November 9, 1993, between the Fund and Investment Company NIKA ("NIKA
            Invest"), as amended by:

                 Transfer--Acceptance Certificate No. 1, dated November
            14, 1993, accepting the initial contribution of the Fund of 50,000 vouchers valued at 20,000 rubles per voucher for a total of 1,000,000,000 rubles.
                 Transfer--Acceptance Certificate No. 2, dated November
            14, 1993, accepting the initial contribution of NIKA Invest of 800 vouchers valued at 12,500 rubles per voucher for a total of 10,000,000 rubles.
                 Additional Agreement No. 1 CDI, dated November 20, 1993,
            reducing the amount of the JA assets up to 999,291,000.
                 Additional Agreement No. 2 CDI, dated November 27, 1993,
            increasing the amount of the JA assets up to 2,599,291,000 rubles.
                 Additional Agreement No. 3 CDI, dated November 30, 1993,
            reducing the amount of the JA assets up to 2,595,491,000
            rubles.
                 Additional Agreement No. 4 CDI, dated December 3, 1993,
            reducing the amount of the JA assets up to 2,597,991,000
            rubles.
                 Additional Agreement No. 5 CDI, dated December 13, 1993,
            reducing the amount of the JA assets up to 2,432,685,026
            rubles.
                 Additional Agreement No. 6 CDI, dated December 15, 1993,
            increasing the amount of the JA assets up to 2,816,685,026 rubles.
                 Additional Agreement No. 6-1 CDI, dated December 16,
            1993, reducing the amount of the JA assets up to
            2,815,365,026 rubles.
                 Additional Agreement No. 7 CDI, dated December 29, 1993,
            distributing the revenues received under the JA from November 3, 1993 to December 31, 1993 to the Fund in the amount of 21,645 vouchers valued at 20,000 rubles each for 432,893,104 rubles.
                 Additional Agreement No. 8 CDI, dated January 2, 1994,
            increasing the amount of the JA assets by 3,900,000,000 rubles in the form of 130,000 vouchers valued at 30,000 rubles each.
                 Additional Agreement No. 9 CDI, dated January 25, 1994,
            reducing the amount of the JA assets up to 40,000,000 rubles.
                 Additional Agreement No. 10 CDI, dated February 7, 1994,
            reducing the amount of the JA assets up to 24,614,715 rubles.
                  Additional Agreement No. 11 CDI, dated February 9,
            1994, reducing the amount of the JA assets up to 400,000,000 rubles by direct transfer to the Fund's account.
                 Additional Agreement No. 12 CDI, dated February 11,
            1994, reducing the amount of the JA assets up to 7,652,544 rubles for payment of various Fund expenses.
                 Additional Agreement No. 13 CDI, dated April 1, 1994,
            increasing the amount of the JA assets by to 2,220,387,020 rubles to be returned to the Fund in the form of 59,235 vouchers for the total amount of 1,505,754,520 rubles and 60,488 vouchers for the total amount 714,632,500 rubles.
                 Additional Agreement No. 15, CDI dated April 2, 1994,
            increasing the amount of the JA assets by to 8,493,200,00 rubles in the form of 212,330 vouchers valued at 40,000 rubles each.
                 Additional Agreement No. 16 CDI, dated April 4, 1994,
            increasing the amount of the JA assets by 3,384,551,600 rubles in the form of the following shares belonging to the
            Fund:
                 754,500 shares of JSC "Surgutneftegas" at the average
                 estimated value of   3,900 rubles each in the total
                 amount of 2,942,550,000

                 240,000 shares of JSC "Belomoro-Onezhskoe Parodhodstvo" at the average estimated value of 1,800 rubles each in the total amount of 432,000,000 rubles

                 1,645 shares of JSC "Vagonostoritel" at the average
            estimated value of 6,080 rubles each in the total amount of 10,001,600 rubles.
                 Additional Agreement No. 17 CDI, dated April 14, 1994,
            decreasing the amount of the JA assets by 285,040,000 rubles by transfer to the Fund's account.
                 Additional Agreement No. 18 CDI, dated April 18, 1994,
            decreasing the amount of JA assets by 8,000,000,000 by the return of 200,000 vouchers to the Fund.
                 Additional Agreement No. 19 CDI, dated April 29, 1994,
            increasing the amount of the JA assets by 5,943,000,000 rubles in the form of the following shares belonging to the
            Fund:
                 900,000 shares of JSC "Rostelecom" at the average estimated value of 5,550 rubles each in the total amount of 4,995,000,000 rubles

                 30,000 shares of JSC "EES Russia" at the average estimated value of 6,000 rubles each in the total amount of 180,000,000 rubles

                 15,000 shares of JSC "Dalnevostochnoe Morskoe
                 Parokhodstvol" at the   average estimated value of
                 33,200 rubles each in the total amount of 498,000,000 rubles

                 220,000 shares of JSC "NOSTA" at the average estimated
                 value of 1,227   rubles each in the total amount of
                 270,000,000 rubles.

                 Additional Agreement No. 20 CDI, dated May 30, 1994,
            increasing the amount of the JA assets by 6,523,000,000 rubles in the form of the following shares belonging to the
            Fund:
                 350,000 shares of JSC "LUKOil IK" at the average
                 estimated value of    8,500 rubles each in the total
                 amount of 2,975,000,000 rubles
                 1,000 shares of JSC "Samocvety" at the average estimated value of 25,000 rubles each in the total amount of 25,000,000 rubles
                 300 shares of JSC "TIGI" at the average estimated value of 10,000 rubles each in the total amount of 3,000,000 rubles
                 130,000 shares of JSC "PurNefteGas" at the average
                 estimated value of   3,846 rubles each in the total
                 amount of 500,000,000 rubles
                 550,000 shares of JSC "LangepasNefteGas" at the average estimated value of 5,091 rubles each in the total amount of 2,800,000,000 rubles
                 10,000 shares of JSC "Akrikhin" at the average estimated value of 22,000 rubles in the total amount of 220,000,000 rubles.
                 Additional Agreement No. 21 CDI, dated June 7, 1994,
            increasing the amount of the JA assets by 8,050,000,000 rubles in the form of the following shares belonging to the
            Fund:
                 70,000 shares of JSC "Tomskneft" at the average estimated value of 6,714 rubles each in the total amount of 470,000,000 rubles
                 310,000 shares of JSC "CentrJuvelir" at the average estimated value of 968 rubles each in the total amount of 300,000,000 rubles
                 120,000 shares of JSC "NojabrskNefteGas" at the average estimated value of 12,500 rubles each in the total amount of 1,500,000,000 rubles
                 50,000 shares of JSC LukOil-KogalymNefteGas" at the average estimated value of 49,000 rubles each in the total amount of 2,450,000,000 rubles
                 440 shares of JSC "Smolensky Center Delovykh Krugov" at the average estimated value of 340,909 rubles in the total amount of 150,000,000 rubles
                 350,000 shares of JSC "AutoVAS" at the average estimated value of 9,086 rubles in the total amount of 3,180,000,000 rubles.
                 Additional Agreement No. 22 CDI, dated June 24, 1994,
            decreasing the amount of JA assets by 721,187,200 by the return of 30,794 vouchers to the Fund.
                 Additional Agreement No. 23 CDI, dated June 30, 1994,
            distributing the profit from the JA in the first half of 1994 300,000,000 rubles to NIKA Invest and 586,149,942 to the Fund.

                 Additional Agreement No. 24-CDI, dated July, 5, 1994,
            increasing JA assets by 7,225,000,000 as a result of contribution by the Fund of the following shares:
                 5 000 shares in AO "Ryazansky refinery plant"
                 125 000 shares in AO "Lukoil-Volgogradneftepererabotka" 180 000 shares in AO "Tebukneft"
                 170 000 shares in AO "Lukoil-Permnefteorgsyntez"
                 275 000 shares in AO "Nakhodka BAMPR"

                 Transfer-Acceptance Act attached to the Additional
            Agreement No. 24-CDI, dated July, 5, 1994, for the transfer of the following stocks into JA by the Fund:
                 5 000 shares in AO "Ryazansky refinery plant"
                 125 000 shares in AO "Lukoil-Volgogradneftepererabotka" 180 000 shares in AO "Tebukneft"
                 170 000 shares in AO "Lukoil-Permnefteorgsyntez"
                 275 000 shares in AO "Nakhodka BAMPR"

                 Additional Agreement No. 25-CDI, dated July, 20, 1994,
            increasing JA assets by 691 918 000 as a result of contribution by NIKA Invest of the following shares:
                 105 000 shares in AO "Kosmos"
                 6 400 shares in AO Polyplast
                 300 912 shares in AO Tyazheks
                 2 400 shares in AO "IBC"

                 Additional Agreement No. 26-CD, dated September, 6,
            1994, reducing JA assets by 8,822,613,366 by decreasing the Fund's indebtedness to the JA.

                 Additional Agreement No. 27-CD, dated September, 26,
            1994, increasing JA assets by 583,750,000 as a result of contribution by NIKA Invest of 50,000 shares in AO "Irkutsk-energo".

                 Additional agreement No. 28-CD, dated September, 27,
            1994, increasing JA assets by 30,558,350,000 as a result of contribution by the Fund of the following stocks:
                 300,000 shares in AO "Nizhnevartovskneft" for the amount
            of RR400,000,000;
                 385,000 shares in AO "Megionneftegaz" for the amount of
            RR3,850,000,000;
                 176,945 shares in AO "Norislk Nikel" for the amount of
            RR5,308,350,000.

                 Transfer-Acceptance Act attached to the additional
            agreement No. 28-CD, dated September, 27, 1994 a, for the transfer of the following stocks into JA:
                 300,000 shares in AO "Nizhnevartovskneftegaz" for the
            amount of RR21,000,000,000;
                 20,000 shares in AO "Nizhnevartovskneft" for the amount
            of RR400,000,000;

                 385,000 shares in AO "Megionneftegaz" for the amount of
            RR3,850,000,000;
                 176,945 shares in AO "Norilsk Nikel" for the amount of
            RR5,308,350,000.


                 Additional Agreement No. 29-CDE, dated September, 30,
            1994, reducing JA assets by RR23,265,950,117 by the means of offsetting the Fund indebtedness to the JA for the amount of RR8,767,100,117 and transfer of the following stocks from the JA to the Fund for the amount of RR14,498,850,000:
                 5,000 shares in AO "Ryazansky Oil Refinery" for the
            amount of RR250,000,000;
                 125,000 shares in AO "Lukoil-Volgogradneftepererabotka"
            for the amount of RR725,000,000;
                 180,000 shares in AO "tebukneft" for the amount of
            1,800,000,000;
                 170,000 shares in AO "Lukoil-Permnefteorgsynthez" for
            the amount of RR1,700,000,000;
                 275,000 shares in AO "Nakhodka BAMP" for the amount of
            RR2,750,000,000;
                 1,000 shares in AO "Samotsvety" for the amount of RR
            25,000,000;
                 300 shares in AO "TIGI" for the amount of RR3,000,000; 10,000 shares in AO "Akrikhin" for the amount of
            RR220,000,000;
                 70,000 shares in AO "Tomskneft" for the amount of
            RR470,000,000;
                 31,000 shares in AO "Centre Jeweler" for the amount of
            RR300,000,000;
                 120,000 shares in AO "Noyabrskneftegaz" for the amount
            of RR1,500,000,000;
                 440 shares in AO "Smolensky Center Delovykh Krugov" for
            the amount of RR150,000,000;
                 350,000 shares in AO "AVTOVAZA" for the amount of
            RR3,180,000,000;
                 240,000 shares in AO "Belomor-Onezh shipping" for the
            amount of RR43,200,000;
                 500 shares in AO "Surgutneftegaz" for the amount of
            RR1,950,000;
                 2,400 shares in AO "IBC" for the amount of RR72,000,000; 50,000 shares in AO "Irkutsk-energo" for the amount of
            RR583,750,000;
                 105,000 shares in AO "Kosmos" for the amount of
            RR66,150,000;
                 220,000 shares in AO "NOSTA" for the amount of
            RR270,000,000.

                 Transfer-Acceptance Act attached to the Additional
            Agreement No. 29-CDI, dated September, 30, 1994, for the transfer of the following stocks from the JA to the Fund:
                 5,000 shares in AO "Ryazansky Oil Refinery" for the
            amount of RR250,000,000;
                 125,000 shares in AO "Lukoil-Volgogradneftepererabotka"
            for the amount of RR725,000,000;
                 180,000 shares in AO "tebukneft" for the amount of
            1,800,000,000;
                 170,000 shares in AO "Lukoil-Permnefteorgsynthez" for
            the amount of RR1,700,000,000;
                 275,000 shares in AO "Nakhodka BAMP" for the amount of
            RR2,750,000,000;
                 1,000 shares in AO "Samotsvety" for the amount of RR
            25,000,000;
                 300 shares in AO "TIGI" for the amount of RR3,000,000; 10,000 shares in AO "Akrikhin" for the amount of
            RR220,000,000;
                 70,000 shares in AO "Tomskneft" for the amount of
            RR470,000,000;
                 31,000 shares in AO "Centre Jeweler" for the amount of
            RR300,000,000;
                 120,000 shares in AO "Noyabrskneftegaz" for the amount
            of RR1,500,000,000;
                 440 shares in AO "Smolensky Center Delovykh Krugov" for
            the amount of RR150,000,000;
                 350,000 shares in AO "AVTOVAZA" for the amount of
            RR3,180,000,000;
                 240,000 shares in AO "Belomor-Onezh shipping" for the
            amount of RR43,200,000;
                 500 shares in AO "Surgutneftegaz" for the amount of
            RR1,950,000;
                 2,400 shares in AO "IBC" for the amount of RR72,000,000; 50,000 shares in AO "Irkutsk-energo" for the amount of
            RR583,750,000;
                 105,000 shares in AO "Kosmos" for the amount of
            RR66,150,000;
                 220,000 shares in AO "NOSTA" for the amount of
            RR270,000,000.

                 Additional Agreement No. 30-NA, distributing all profit
            from the JA for the third quarter of 1994 to the Fund by offsetting the Fund's indebtedness to the JA.

                 Additional Agreement No. 31 CDI, dated November 10, 1994

                 Additional Agreement No. 32 CDI, dated November 16, 1994

                 Additional Agreement No. 33 CDI, dated December 30, 1994

                 Additional Agreement No. 34 CDI, dated December 30, 1994

            (b) 1.  Postal Service

                 (a) Joint Activity Agreement No.  10, dated March 15,
            1993, between the Fund  and the Chief Center of Highway

            Postal Deliveries (the "Postal Service") providing for the exchange of vouchers for shares of the Fund at post offices and the transportation of vouchers to Moscow to Rinaco at rate of 15% of the nominal value of the vouchers (1,500 rubles).

                 Rules on the acceptance of vouchers for shares of the
            Fund coordinated by the Manager of the Fund on February 15, 1993 and approved by the First Deputy of the Ministry of Communications of the Russian Federation on February 22, 1993.

                 Additional Agreement to Joint Activity Agreement No.
            10, dated June 1, 1993, whereby the Postal Service agrees to purchase shares of the Fund pursuant to separate agreements and resell the shares for cash or vouchers and in the case of sale of shares for vouchers giving the Fund the exclusive right to purchase the vouchers at a specified price.

                 Rules on the acceptance of Postal transfers of money as
            payment for shares of the fourth issue of the Fund co-ordinated by the Manager of the Fund on December 22, 1993 and approved by the General Director of the Federal Department of Postal Administration of the Ministry of Communications of Russia on December 23, 1993.

                 Agreement on Prolongation of the Contract No.  10, dated
            December 17, 1993, prolonging the term of the contract until December 31, 1994.

                 Agreement No. 5-D on Cooperation, dated January 5, 1994,
            between the Fund and the Postal Service, as amended by Amendment No. 1 between the Fund, the Postal Service and NIKA Invest, whereby NIKA Invest, acting as a dealer in the Fund's shares, sell shares to the Postal Service and pays a commission for shares sold by the Postal Service

                 (b) Agreements on Cooperation and Joint Activity have been executed between the Fund and following the Oblast Federal Postal Administration ("OFPA") on the dates indicated, all of which expire on December 31, 1994, each with attached Rules approved by the head of the OFPA and co-ordinated by the Manger of the Fund:
                 Agreement on Cooperation and Joint Activity No.  7,
            dated February
            7, 1994, between the Fund and the Moscow OFPA.
                 Agreement on Cooperation and Joint Activity No.  337,
            dated January 27, 1994, between the Fund and the Kaluga OFPA; Addendum, dated March 2, 1994, designating NIKA Invest the official dealer in the Fund's shares.
                 Agreement No. 73 yu r on Cooperation and Joint Activity,
            dated January 26, 1994, between the Fund and the Moscow City Post Office.


            3.1.13  Personal Property

            A list of items of personal property owned by the Fund has been provided to Pioneer. The list consists principally of items of computer equipment, none of which has material value individually or in the aggregate.


            3.1.16  Insurance

            Copies of the insurance polices covering 12 automobiles owned by the Fund have been provided to Pioneer. The Fund has no other insurance policies in effect.


            3.1.17  Material Contracts and Obligations

            1. International Business Center

                 Tender Contract, dated December 1, 1993, between the
            Moscow State Property Fund and the Fund whereby the Fund paid
            4.5 billion rubles for the right to receive the building at Smolnaya ulitsa 24 as outright owner upon completion of the construction of the building by February 1995.

                 Order of the perfect of the Northern Administrative
            District of Moscow "On leasing a plot of land to the public joint stock company special closed check investment privatization fund First Investment Voucher Fund" N. 1081, dated 20.7.94.

                 Leasehold Agreement on Land in Moscow No. M-09-000979,
            dated September 6, 1994, between the Moscow Land Committee and the Fund on leasing a plot of land at U. Smolnaya 24 for a term of 49 years contingent upon completion of the building before February 1, 1995.

                 Construction Management Agreement, dated July 13, 1994,
            between the Fund and Bovis as amended by letter agreement dated February 9, 1995.

                 Contract, dated June 10, 1994, between the Fund and JSC
            "Shcherbinka Otis Lift".

                 Agreement on Demolition Work, dated July 15, 1994,
            between the Fund and limited liability partnership Vako.
                 Contract #312/94 on Purchase and Sale of Securities
            realized by the Participants of the Investment Dealers Pool, dated July 5, 1994, between NIKA Investment and the Fund whereby the Fund sells 50,000 shares of IBC to NIKA Invest by blocks.

                 Agreement, dated May 31, 1994 between the International
            Business Center " a division of the Fund" and Oster &
            Company.

                 Consultancy Agreement, dated ____, 1994, between the
            International Business Center and SPGA/Sergey Kisselev & Partners, Inc.

                 Consultancy Agreement, dated _____, 1994, between the
            International Business Center and Oscar Faber Consult Ltd.

                 Contract No. 95 on cooperation, dated May 16, 1994,
            between the International Business Center and the Postal Service relating to distribution of IBC shares.

                 Extract from Protocol No. 56, dated December 14, 1994,
            of the meeting of the Tender Commission for the Sale of Uncompleted Buildings on the application of the Fund extending the construction period on the IBC building to December 1, 1997.

                 Office Lease Agreement, dated December 29, 1994, between
            the International Business Center and Rostel Holdings Ltd.

                 Construction Agreement for the General Building Works on
            24 Smolnaya Street, Moscow, Russia, effective as of January 16, 1995, between the Fund and IlkUMUT, as amended by an addendum dated February 20, 1995.

                 Brokers Services Agreement, effective December 11, 1994,
            between the Fund and Corpbridge Services.

            2. Sovlex

                 Consulting Agreement  No.--383/94, dated September 15,
            1994, between the Fund and Sovlex relating to purchase and sale of shares on the New York Stock Exchange by the Fund through Montgomery Securities to be held for the Fund's account by Sovlex.

            3.  First Voucher Bank

                 Lease Agreement No. 90, dated March 24, 1995, between
            the First Voucher Bank and the GTsMPP.

            4. Stock Shop

                 Contract No. 649, dated December 16, 1994 between the
            Fund and AO Central Universal Russian Exchange leasing premises for the Stock Shop

            (a) Agreements requiring future obligations by the Fund in excess of the ruble equivalent of $25,000:

            1.  Advance Payment for Shares

                 (a) Contract No. 140/1, dated March 3, 1994, between the Fund and the Yaroslovl Regional Property Fund relating to the purchase of 31,446 shares in Polyplast at 200 rubles par value per share (6,289,200 rubles total), with additional investments to be made by the Fund by December 31, 1995 in the amount of $223,000 to purchase plastic form equipment, $152,000 to purchase machinery for plastic processing.

            Joint Activity Agreement, May 5, 1994, between the Fund and
            Polyplast.


                 (b) All employment and consulting agreements, management agreements, employee benefit bonus, pension, profit-sharing, and similar plans and agreements, broker/ dealer and similar agreements:


            1.  Employment Agreements

            Employment contracts all or which expire on December 31, 1994, substantially in the form provided, entered into between the Fund and the individuals and on the terms described in the list attached to the contract.